THIS IS AN AMENDING AGREEMENT made this 29th day of March, 2018.

BETWEEN:

CEN BIOTECH INC.
(Buyer)

(herein "CEN")

- and -

STEVAN POKRAJAC and TESLA DIGITAL INC. and TESLA DIGITAL GLOBAL GROUP INC.
(Seller)

(herein "PTT")

WHEREAS the Parties have entered into a Sale Purchase Agreement on August 31st, 2016;.

AND WHEREAS paragraph 3 of the said Agreement provides that "...bearing market value of $5,000,000.00 (five million dollars)";

AND WHEREAS it is desirous that paragraph 3 of the said Agreement be amended in accordance with the terms herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of ONE ($1.00) DOLLAR and the agreements herein contained, the receipt and sufficient of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. Attached hereto and marked as Schedule "A" is a Share Purchase Agreement dated August 31st, 2016. The Parties agree that the said Agreement is in full force and effect and legally binding on the Parties.

2. Paragraph 3 shall be deleted and a new paragraph shall be inserted as follows:

   "Transfer/issue one million (1,000,000) shares in the common stock of CEN Biotech Inc. to be listed on public stock exchange. This is in lieu of payment of $5,000,000.00 U.S. dollars referenced above. The closing date is September 30th, 2018."

3. All other terms and conditions of the Sale Purchase Agreement are to remain in full force and effect mutatis mutandis.

IN WITNESS WHEREOF the parties hereto have hereunto set their hand and seals.

SIGNED, SEALED AND DELIVERED in the presence of:	**CEN BIOTECH INC.**
	per: Bahige Bassem Chaaban, President I have authority to bind the Corporation
D. Levy as to Steven Pokrajac	**STEVEN POKRAJAC**
	TESLA DIGITAL INC.
	per: STEVEN POKRAJAC, President I have authority to bind the Corporation
	TESLA DIGITAL GLOBAL GROUP INC.
	Per: STEVEN POKRAJAC President I have authority to bind the Corporation

SCHEDULE "A"

AGREEMENT

THIS AGREEMENT made in triplicate this 31st day of August, 2016.

BETWEEN:

CEN BIOTECH INC.

hereinafter referred to as "BUYER"

-AND-

STEVAN POKRAJAC
TESLA DIGITAL INC.
TESLA DIGITAL GLOBAL GROUP INC.

hereinafter "SELLER"

WHEREAS the SELLER has developed and patented certain technology based on patent number U.S. 8,723,425, in addition to, it will include manufacturing machinery plus inventory as presented by the SELLER to be complete and full, as well as know how referencing and regarding said patent.

NOW THEREFORE IN CONSIDERATION of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

The BUYER will acquire all the above with the following instruments:

1. Transfer title of property free and clear - 1517-1525 Ride Road, Essex, Ontario. If said property is encumbered with mortgage on purchase, BUYER agrees to pay said mortgage in full within 180 days. In the event said property is not available, BUYER agrees to purchase a property of similar value within 180 days and transfer same to SELLER.

2. Transfer title of property free and clear – 135 North Rear Road, Town of Lakeshore;

3. Transfer/issue fully traded buyers common stock on publicly traded stock exchange, bearing market value of FIVE MILLION ($5,000,000.00 USD) DOLLARS. Said payment to be made within ninety (90) days subject only to paragraph 8 herein.

4. Secure with employment contract payments of TWO HUNDRED THOUSAND ($200,000.00 USD) DOLLARS salary per year to STEVEN POKRAJAC.

5. When the above transfers by the BUYER to the SELLER are completed, the Parties agree that the patent assignment and technologies transfer from SELLER to BUYER will also be completed and all ownership of technologies based on patent will be rightfully the property of the BUYER.

6. The SELLER, under no condition, is selling any future and or potential products, save and except those developed in the employment of the BUYER. Future products cannot be predicted. Therefore cannot be part of this Agreement.

7. The SELLER will, to the best of its ability, develop and enhance technology and markets.

8. If the BUYER is unable to comply with the terms of this agreement, the BUYER shall have the right to extend the Buy-Sell Agreement for a period of an additional ninety (90) days. The BUYER shall retain exclusive rights to the Buy-Sell Agreement during the date extension period.

9. If, for whatever reason prior to completion of the terms of this Agreement, at its exclusive option, the BUYER has a right to cancel the Buy-Sell Agreement and to demand title properties to be returned to its prior status.

10. The Parties to this Agreement are joining forces and mutually agree to work together not to intentionally harm each other.

11. SELLER is to explain in detail the Patent, its operation, and all relevant information to the patented technology.

Communication

Subject to the express provisions of this Agreement, all communications provided for or permitted hereunder shall be in writing, personally delivered to an officer of the addressee or sent by registered and receipted mail, charges prepaid, or by facsimile transmission or other means of recorded telecommunication, charges prepaid, to such address as either party hereto may from time to time designate to the other.

Any communication so personally delivered shall be deemed to have validly and effectively given on the date of such delivery. Communication so sent by registered and receipted mail shall be deemed to have been validly and effectively given on the Business Day next following the day on which it is received, as evidenced by the postal receipt. Communications so sent by facsimile transmission or other means of recorded telecommunication shall be deemed to have been validly and effectively given on the Business Day next following the day on which it is sent. Any party may from time to time change his or its address for service on written notice to the others.

Time of Essence

Time shall be of the essence of this Agreement and every part thereof.

Waiver

No waiver by any Party of a breach of any of the covenants, conditions and provisions herein contained shall be effective or binding upon such Party unless the same shall be expressed in writing and any waiver so expressed shall not limit or affect such party's rights with respect to any other future breach.

Further Assurances

Each of the Parties covenants and agrees that the respective Parties, their heirs, executors, administrators and assigns will sign such further agreements, assurances, waivers and documents, attend such meetings, enact such by-laws or pass such resolutions and exercise such votes and influence, do and perform or cause to be done and performed such further and other acts and things as may be necessary or desirable from time to time in order to give full effect to this Agreement and every part thereof.

Headings

The headings of the Articles of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

Successors and Assigns

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Gender

All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and pronoun.

Severability

If any covenant or provision contained herein is determined to be in whole or in part, invalid or unenforceable by reason of any rule of law or public policy, such invalidity or unenforceability shall not affect the validity or enforceability of any other covenant or provision contained herein and, in the case of partial invalidity or unenforceability of a covenant or provision, such partial invalidity or unenforceability shall not affect the validity or enforceability of the remainder of such covenant or provision, and such invalid or unenforceable covenant or provision or portion thereof, as the case may be, shall be severable from the remainder of this Agreement.

Entire Agreement

This Agreement expresses the final agreement among the Parties hereto with respect to all matters herein and no representations, inducements, promises or agreements or otherwise among the parties not embodied herein shall be of any force and effect. This Agreement shall not be altered, amended or qualified except by a memorandum in writing, signed by all the parties hereto, and any alteration, amendment or qualification thereof shall be null and void and shall not be binding upon any such party unless made and recorded as aforesaid.

Execution in Counterparts

This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

Jurisdiction

This Agreement and all other agreements, security and documents to be delivered in connection with this Agreement shall be governed and construed in accordance with the applicable laws of the Province of Ontario and of Canada.

Assignment

Subject to the terms of this Agreement, this Agreement is not assignable without the consent of all parties.

True Copy

All of the Parties hereto acknowledge having received a true copy of this Agreement.

Legal Advice

The Parties acknowledge that they have had opportunity to obtain whatever legal advice it deems necessary.

SIGNED, SEALED AND DELIVERED in the presence of:	)	CEN BIOTECH INC.
	)	per: Bill Chaiban, ASO I have authority to bind the Corporation
witness as to Steve Pokrajac	)	STEVE POKRAJAC
	)	TESLA DIGITAL INC.
	)	per: Stevan Pokrajac, President I have authority to bind the Corporation
	)	TESLA DIGITAL GLOBAL GROUP INC.
	)	per: Stevan Pokrajac, President I have authority to bind the Corporation